Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of PhyMatrix Corp. on Form S-3 of our report dated May 28, 1997 on the combined financial statements of Clinical Studies Ltd. and Clinical Marketing Ltd. appearing in the Current Report of PhyMatrix Corp. on Form 8-K dated October 6, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
October 29, 1997